Alexander & Baldwin, Inc.
822 Bishop Street, Honolulu, Hawaii 96813
Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to Be Held on Thursday, April 30, 2009

The Proxy Statement, Annual Report and other proxy materials are available at:
http://bnymellon.mobular.net/bnymellon/axb

This communication presents only an overview of the more
complete proxy materials that are available to you on the
Internet. We encourage you to access and review all of the
Important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these
documents, you must request one. There is no charge to you
for requesting a copy. Please make your request for a copy as instructed below on or before April 10, 2009 to facilitate
timely delivery.

Dear Alexander & Baldwin, Inc. Stockholder:

The Annual Meeting of Shareholders of Alexander & Baldwin, Inc. will be held in the Bankers Club on the 30th Floor of the First Hawaiian Center, 999 Bishop Street, Honolulu, Hawaii, on Thursday, April 30, 2009, at 8:30 a.m., Honolulu time, to:

(1)	Elect nine directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(2)	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Corporation for the ensuing year; and

(3)	Transact such other business as properly may be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” Items 1 and 2.

The Board of Directors has set the close of business on February 20, 2009 as the record date for the meeting. Owners of Alexander & Baldwin, Inc. stock at the close of business on that date are entitled to receive notice of and to vote at the meeting.

                                                            Control Number
This is not a ballot.
You may vote your proxy
when you view the materials on the Internet.
You will be asked to enter this 11-digit control number

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.  You may call our offices at (808) 525-6661 to obtain directions to attend the Annual Meeting where you may vote in person.
Meeting Location:
Bankers Club
First Hawaiian Center–30th Floor
999 Bishop Street
Honolulu, Hawaii 96813

The following Proxy Materials are available for you to review online:
•           the Company’s 2009 Proxy Statement (including all attachments thereto);
•           the Proxy Card;
•	the Company Annual Report for the year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials); and
•           any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number)
Telephone:                     1-888-313-0164 (outside of the U.S and Canada call 201-680-6688),
Email:                               shrrelations@bnymellon.com
Internet                           http://bnymellon.mobular.net/bnymellon/axb.

ACCESSING YOUR PROXY MATERIALS ONLINE
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST
A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

The Proxy Materials for Alexander & Baldwin, Inc. are available to review at:
http://bnymellon.mobular.net/bnymellon/axb

Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

VOTE BY INTERNET
Use the Internet to vote your shares. Have this card in hand when you access the above web site. On the top right hand
side of the website click on “Vote Now” to
access the electronic proxy card and vote your shares

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